UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2008

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 W. Sahara Avenue, Las Vegas, Nevada		89102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702.248.4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 3.02 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On September 30, 2008, Western Alliance Bancorporation (the "Company") completed a previously announced private placement of 4,347,827 shares of the Company’s common stock to a lead institutional investor and limited number of other accredited investors (the "Investors"). The purchase price of the common shares was $11.50 per share. The Company received approximately $50 million in proceeds, before expenses, from the sale of these shares. We are required under a registration rights agreement (the "Registration Rights Agreement") to file a registration statement for the resale of the shares within 30 calendar days after the closing date and have the registration statement declared effective no later than 90 calendar days after closing, subject to certain exceptions.

The Registration Rights Agreement provides that upon the occurrence of certain events, including our failure to meet the above deadlines, we are required to pay an amount equal to 1% of the aggregate purchase price as partial liquidated damages when each of these events occur and an additional 1% of the aggregate purchase price for every thirty days thereafter, prorated for partial periods, up to a maximum of 6% of the aggregate purchase price or, in certain limited circumstances, up to a maximum of 12% of the aggregate purchase price.

The Registration Rights Agreement also provides indemnification and contribution remedies to the Investors in connection with the resale of the shares pursuant to such registration statement.

The shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), under circumstances that comply with the requirements of Section 4(2) of the Act. The shares of common stock were not registered under the Act and may not be offered or sold in the United States absent registration under the Act or an applicable exemption from the registration requirements of the Act.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Securities Purchase Agreement dated September 29, 2008 between the Company and the Investors.

10.2 Registration Rights Agreement dated September 29, 2008 between the Company and the Investors.

99.1. Press release dated September 30, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

September 30, 2008	By:	/s/ Dale Gibbons

Name: Dale Gibbons
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Securities Purchase Agreement dated September 29, 2008 between the Company and the Investors
10.2	Registration Rights Agreement dated September 29, 2008 between the Company and the Investors
99.1	Press release dated September 30, 2008